Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF

PLANET FITNESS HOLDINGS, L.P.

(A DELAWARE LIMITED PARTNERSHIP)

WITH AND INTO

PLANET FITNESS, INC.

(A DELAWARE CORPORATION)

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 22, 2015, by and among Planet Fitness, Inc., a Delaware corporation (the “Corporation”), and Planet Fitness Holdings, L.P., a Delaware limited partnership (“Holdings”), in accordance with Section 263 of the Delaware General Corporation Law (“DGCL”) and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”), respectively.

RECITALS:

WHEREAS, TSG6 PF Co-Investors A L.P. and TSG6 AIV II-A L.P. are the sole equity holders of Holdings (the “Sole Holdings Owners”);

WHEREAS, the Corporation is duly organized and validly existing under the laws of the State of Delaware and has authorized capital of one thousand (1,000) shares of Class A common stock, par value $0.01 per share (“Common Stock”), of which one hundred (100) shares are issued and outstanding and held by Christopher Rondeau (the “Sole Corporation Owner”);

WHEREAS, the Board of Directors of the Corporation has approved and deemed advisable the merger of Holdings with and into the Corporation, with the Corporation being the surviving entity in such merger, pursuant to the terms of this Agreement and in accordance with the DGCL;

WHEREAS, TSG6 Management L.L.C., as the general partner of Holdings (the “General Partner”), in accordance with Section 17 of the Limited Partnership Agreement of Holdings, in order to reconstitute Holdings as a corporation under the DGCL, has approved and deemed advisable the merger of Holdings with and into the Corporation, with the Corporation being the surviving entity in such merger, pursuant to the terms of this Agreement and in accordance with the Limited Partnership Act (the “Merger”);

WHEREAS, the form, terms and provisions of and the transactions contemplated by this Agreement have also been approved by the Sole Holdings Owners and the Sole Corporation Owner; and

WHEREAS, the Merger is intended to be treated as part of a transaction described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Corporation and Holdings hereby agree as follows:

ARTICLE I

THE MERGER

(a) Subject to and in accordance with the provisions of this Agreement, a Certificate of Merger shall be executed and acknowledged by the Corporation and thereafter delivered to the Secretary of State of Delaware for filing, as provided in Section 263(c) of the DGCL and Section 17-211(c) of the Limited Partnership Act. The Merger shall become effective at the same time and at such time as the Certificate of Merger is filed as required by law with the Secretary of State of Delaware (the “Effective Time”). At the Effective Time, (a) Holdings shall be merged with and into the Corporation; (b) the separate existence of Holdings shall cease; and (c) the Corporation shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. The Corporation shall be, and is herein sometimes referred to as, the “Surviving Entity.” The name of the Surviving Entity shall remain “Planet Fitness, Inc.”

(b) Prior to and after the Effective Time, the General Partner, officers and directors of the parties, as applicable, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full title to all properties, assets, rights, approvals, and immunities and franchises of Holdings, the General Partner, officers and directors of the parties, as applicable, as of the Effective Time shall take all such further action.

ARTICLE II

EFFECT ON SHARES AND PARTNERSHIP INTERESTS

(a) Conversion of Holdings Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the Corporation, Holdings, the Sole Holdings Owners or the Sole Corporation Owner, each interest in Holdings outstanding immediately prior to the Merger shall be converted into an equivalent amount of shares of Class A common stock of the Corporation such that, following the Merger, the Sole Holdings Owners hold shares of Class A common stock of the Corporation with such rights as may be set forth in the Certificate of Incorporation and Bylaws of the Corporation (as amended from time to time, the “Governing Documents”).

(b) Redemption of Class A Shares of the Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of the Corporation or the Sole Corporation Owner, the one hundred (100) shares of Common Stock held by the Sole Corporation Owner shall be redeemed for par value.

ARTICLE III

GOVERNING DOCUMENTS OF THE SURVIVING ENTITY

The Governing Documents as of immediately prior to the Effective Time shall be the governing documents of the Surviving Entity from and after the Effective Time until amended in accordance with their terms and applicable law.

ARTICLE IV

MANAGEMENT OF THE SURVIVING ENTITY

The Board of Directors of the Corporation as of immediately prior to the Effective Time shall be the Board of Directors of the Surviving Entity from and after the Effective Time to serve in accordance with the Governing Documents, or as otherwise provided by applicable law. The officers of the Corporation at the Effective Time shall be the officers of the Surviving Entity immediately after the Effective Time and will hold office from and after the Effective Time in accordance with the Governing Documents, or as otherwise provided by applicable law.

ARTICLE V

EFFECTIVE TIME OF THE MERGER

From and after the date hereof, this Agreement, the Merger and the other transactions contemplated hereby shall be irrevocable on the parties hereto and their respective controlling persons, and the parties shall do all such acts and things as are necessary or desirable in order to make the Effective Time with respect to the Merger the earlier of (1) the time of pricing of the initial public offering of the Corporation (the “IPO”) and (2) 11:59 P.M., New York time, on March 31, 2016. If, prior to the pricing of the IPO, the Board of Directors of the Corporation determines to abandon the IPO, then this Agreement shall remain in full force and effect and the Effective Time shall be 11: 59 P.M., New York time, on March 31, 2016. From and after the date hereof, this Agreement, the Merger and the other transactions contemplated hereby also shall be binding and irrevocable on the Sole Holdings Owners and their controlling persons and the Sole Corporation Owner, and the consents of the Sole Holdings Owners and the Sole Corporation Owner may not be withdrawn.

ARTICLE VI

MISCELLANEOUS

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(b) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. A facsimile signature page (or signature page in similar electronic form) hereto shall be treated by the parties for all purposes as equivalent to a manually signed signature page.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation and Holdings, pursuant to approval and authorization duly given by resolutions adopted by the Board of Directors of the Corporation, the General Partner of Holdings, the Sole Corporation Owner and the Sole Holdings Owners, have each caused this Agreement and Plan of Merger to be executed as of the date first written above.

PLANET FITNESS HOLDINGS, L.P.
By:	TSG6 Management L.L.C.,
its general partner

By:	/s/ Pierre LeComte
Name:	Pierre LeComte
Title:	Authorized Signatory

PLANET FITNESS, INC.

By:	/s/ Christopher Rondeau
Name:	Christopher Rondeau
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]